Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 333-89389 on Form N-1A of our report dated November 25, 2015 relating to the financial statements and financial highlights of BlackRock Event Driven Equity Fund, a series of BlackRock Large Cap Series Funds, Inc.; and of our report dated November 25, 2015 relating to the financial statements and financial highlights, each appearing in the Annual Reports on Form N-CSR of the BlackRock Large Cap Series Funds, Inc. for the year ended September 30, 2015, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 26, 2016